Exhibit 10.28

                                 LOAN AGREEMENT
                                     between
                              IEC ELECTRONICS CORP.
                                       and
                          KELTIC FINANCIAL PARTNERS, LP

                             Dated: January 14, 2003

                                 LOAN AGREEMENT

     This LOAN AGREEMENT is made this 14th day of January, 2003 between IEC ELECTRONICS CORP. ("Borrower"), a corporation organized and existing pursuant to the laws of the State of Delaware having an address at 105 Norton Street, Newark, New York 14513, and KELTIC FINANCIAL PARTNERS, LP ("Lender"), a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 (the "Agreement"). W I T N E S S E T H:

     WHEREAS, Borrower has requested that Lender extend a $3,850,000 and 00/100 revolving credit facility and two term loans, one in the amount of $600,000, and a second in the amount of $550,000, the proceeds of which will be used to repay existing indebtedness and to provide Borrower with working capital support.
WHEREAS, Lender is willing to extend such revolving credit facility and term loans on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

     1. DEFINITIONS - As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     1.1. "Account Debtor" - shall mean any Person who is or may become obligated under or on account of any Receivable.

     1.2. "Advance" - shall mean any loan or advance made by Lender in connection with the Revolving Loan.

     1.3.   "Affiliate" - with respect to a Person, shall mean any other Person:
            (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) which beneficially owns or holds 5% or more of any class of the voting stock or other equity interest in such Person; or (iii) 5% or more of the voting stock or other equity interest of which is beneficially owned or held by such Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or other equity interests, by contract or otherwise.

 1.4.   "Authenticate" - shall mean to sign or to execute or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present interest of the authenticating person to identify the person and adopt or accept a Record.

     1.5. "Banking Day" - shall mean any day on which commercial banks are not authorized or required to close in New York State.

     1.6.   "Banking Accounts" - as defined in Section 5.24 of this Agreement.

     1.7.   "Borrower" - shall mean IEC Electronics Corp.

     1.8. "Borrowing Base Certificate" - shall mean a borrowing base certificate substantially in the form of Exhibit E attached hereto.

     1.9. "Capital Expenditure" - shall mean, as determined in accordance with GAAP, the dollar amount of gross expenditures (including obligations under capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during any period.

     1.10. "Carry Forward Amount" - shall mean, as of the end of any fiscal quarter, the amount equal to 50% of the dollar amount (not including any other Carry Forward Amount), if any, that caused the Fixed Coverage Ratio as of the end of the immediately preceding fiscal quarter to exceed 1.00 to 1.00.

     1.11.  "Code" - shall mean the Internal Revenue Code of the United States.

     1.12. "Collateral" - shall mean all of the Property and interests in Property described in the General Security Agreement, and all other personal property of Borrower and interests of Borrower in personal property that now or hereafter secures the payment and performance of any of the Obligations pursuant to any of the Loan Documents or otherwise including, without limitation, any proceeds and insurance proceeds of the foregoing.

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     1.13.  "Contract  Year" - shall  mean,  during the term of the Loans,  each consecutive twelve (12) month period commencing on the date hereof and, in each case, ending on the date which is one day prior to the applicable anniversary date hereof.

     1.14. "Default" - shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, whether or not Lender has declared an Event of Default to have occurred.

     1.15. "EBITDA" - shall mean Borrower's total income before interest expense, taxes, depreciation and amortization, all determined on a consolidated basis and calculated in accordance with GAAP.
     1.16. "Eligible Inventory" - shall mean Inventory which has been identified and described to Lender's reasonable satisfaction, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on the date of any Revolving Loan based thereon and thereafter while any Obligation is outstanding, and is in all other respects acceptable to Lender: (a) Borrower is the sole owner of the Inventory; none of the Inventory is being held or shipped by Borrower on a consignment or approval basis; Borrower has not sold, assigned or otherwise transferred all or any portion thereof; and none of the Inventory is subject to any claim, lien or security interest. (b) If any of the Inventory is represented or covered by any document of title, instrument or chattel paper, Borrower is the sole owner of all such documents, instruments and chattel paper, all thereof are in the possession of Borrower, none thereof has been sold, assigned or otherwise transferred, and none thereof is subject to any claim, lien or security interest; and (c) The Inventory shall consist of saleable non-obsolete, commodity type raw materials that are earmarked for specific orders, is not Arrow Inventory and is not excess as shown on the Borrower's Excess Stock Report, and finished goods, manufactured or acquired by Borrower in the ordinary course of Borrower's business, as conducted on the date hereof, subject to its contract or sole possession and located in compliance with Section 5.15 of this Agreement or at locations for which landlord or bailee waivers in form and substance acceptable to Lender have been executed and delivered by such landlord or bailee to Lender. "Arrow Inventory" means any Inventory purchased from Arrow Electronics, Inc., or its Affiliates.

     1.17. "Eligible Receivables" - shall mean and include only Receivables of Borrower, the records and accounts of which are located in compliance with Section 5.14 of this Agreement, are acceptable to Lender in Lender's reasonable discretion, arise out of sales in the ordinary course of Borrower's business, made by Borrower to a Person which is not an Affiliate of Borrower nor an employee of Borrower nor controlled by an Affiliate of Borrower, which are not in dispute and which do not then violate any warranty with respect to Eligible Receivables set forth in the General Security Agreement. No Receivable shall be an Eligible Receivable if more than 90 days (except in the case of Motorola Inc., 60 days) have passed since the original invoice date and the Inventory covered by such Receivable were shipped to the customer on or prior to the invoice date, or the services described in such invoice were provided on or prior to the invoice date. Lender may treat any Receivable as ineligible if: (a) any warranty contained in this Agreement or in the General Security Agreement with respect to Eligible Receivables or any warranty with respect to such Receivable contained in this Agreement or in the General Security Agreement has been breached; or
            (b) the Account Debtor or any Affiliate of the Account Debtor has disputed liability, or made any claim with respect to such Receivable or with respect to any other Receivable due from such customer or Account Debtor to Borrower; provided, however, only such portion of the Receivable which is disputed or subject to a claim shall be treated as ineligible unless Lender reasonably determines in its discretion that there is a material risk of nonpayment (or Lender is unable to assess the risk of nonpayment) of the entire Receivable or any other Receivable pending resolution of such dispute or claim, in which case Lender may treat the entire Receivable or such other Receivable as ineligible; or (c) the Account Debtor or any Affiliate of the Account Debtor has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or if any case under the Bankruptcy Code has been filed against the Account Debtor or any Affiliate of the Account Debtor, or if the Account Debtor or any Affiliate of the Account Debtor has assigned for the benefit of creditors, or if the Account Debtor or any Affiliate of the Account Debtor has failed, suspended business operations, become insolvent, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or (d) if the Account Debtor is also a supplier to or creditor of Borrower or if the Account Debtor has or asserts any right of offset with respect to any Receivable or asserts any claim or counterclaim against Borrower with respect to any

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            Receivable or  otherwise;  or (e) the sale is to an Account Debtor outside the United States or Canada, unless the sale is on letter of credit, acceptance or other terms acceptable to Lender; or (f) 50% or more of the Receivables of any Account Debtor and its Affiliates is ineligible, then all the Receivables of such Account Debtor and its Affiliates may be deemed ineligible by Lender under this Agreement; or (g) the total unpaid Receivables of the Account Debtor for such Receivable and its Affiliates exceeds the Concentration Cap for such Account Debtor, to the extent of such excess. "Concentration Cap" means for (a) Motorola , Inc., 50% for the six month period immediately following the date of this Agreement, and thereafter 30%, of the net amount of all Receivables;
            (b) for Teradyne, Inc., 30% (determined without including the Receivables of Teradyne UK) of the net amount of all Receivables ; and (c) for any other Account Debtor, 15% of the net amount of all Receivables. The higher Concentration Caps are provided for Motorola, Inc. and Teradyne, Inc. subject to the conditions that
            (x) Borrower shall monitor closely their respective financial condition, (y) Borrower shall provide Lender periodic updates with respect to their respective financial condition and (c) should there be any material deterioration in their respective financial condition, Lender may lower the applicable Concentra tion Cap percentage and may require Borrower to take other steps to mitigate collection risks. The foregoing conditions do not limit any other provision of this Agreement providing a basis for determining that a Receivable is an ineligible Receivable or otherwise providing Lender rights. (h) it relates to a sale of goods or services to the United States of America, or any agency or department thereof, unless Borrower assigns its right to payment of such Receivable to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended; or
            (i) it relates to sale of goods or services to a state or local governmental authority or an agent or department thereof; or (j) it relates to intercompany sales, employee sales or any Receivable due from an Affiliate of Borrower; or (k) it consists of a sale to an Account Debtor on consignment, bill and hold, guaranteed sale, sale or return, sale on approval, payment plan, scheduled installment plan, extended payment terms or any other repurchase or return basis; or (l) the Account Debtor is located in a state in which Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualifications to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign corporation authorized to do business in such state or has filed all required reports; or (m) the Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (n) the Receivable arises from a sale of goods or services to an individual who is purchasing such goods primarily for personal, family or household purposes; or
            (o) if Lender believes, in its reasonable discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay.

     1.18. "Environment" - shall mean any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

     1.19. "Environmental Laws" - shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of "hazardous substances" and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     1.20. "ERISA" - shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.21. "Events of Default" - shall have the meaning set forth in Article 12 of this Agreement.
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1.22.  "Excess  Cash Flow" - shall  mean,  with  respect to a Fiscal  Year,
            EBITDA for such Fiscal year, less (a) the portion of capital expenditures for such Fiscal Year Paid in Cash during such Fiscal Year, (b) regularly scheduled principal and interest payments on term debt, (including subordinated notes held by trade creditors) Paid in Cash during such Fiscal Year, (c) taxes Paid in Cash during such Fiscal Year and (d) non-cash credits included in calculating EBITDA. The phrase "Paid in Cash" in the foregoing definition means paid with cash from operations, not from (x) the proceeds of sale of any asset, other than inventory in the ordinary course of business, or (y) any loan, capitalized obligation or lease, other than the Revolving Loan, and determined on a cash basis without regard to whether or not the expense was accrued during such Fiscal Year.

     1.23. "First Contract Year" - means the period from the date of this Agreement to but not including January 15, 2004.

     1.24. "Fiscal Year" - shall mean with respect to any Person, a year of 365 or 366 days, as the case may be, ending on the last day of September 30 in any calendar year.

     1.25. "Fixed Charge Coverage Ratio" - shall mean, with respect to a fiscal quarter, the ratio of EBITDA for such fiscal quarter, plus beginning with the quarter ending September 30, 2003, the Carry Forward Amount for such fiscal quarter, over the sum of (i) interest and fees on Indebtedness, (ii) principal on any loans, (iii) principal on
            any  other  indebtedness,   (iv)  capital expenditures,  (v) taxes,
            (vi) cash dividends, and (vii) distributions paid on subordinated debt or equity, in each case paid or payable during such fiscal quarter.

     1.26.  "GAAP"  -  shall  mean  generally  accepted  accounting   principles
            consistently  applied  and  maintained   throughout  the  period
            indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.


     1.27. "General Security Agreement" - shall mean the general security agreement dated the date hereof executed and delivered by Borrower to Lender.

     1.28.  "Governmental  Rules" - shall have the meaning given to such term in
            Section 5.25 of this Agreement.

     1.29. "Indebtedness" - shall mean and include all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under guaranties or letters of credit, and all obligations for the acquisition or use of any fixed asset, including capitalized leases, or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same is payable.

     1.30. "Initial Success Fee"- shall mean $250,000, or if the Texas Real Property is sold on or before February 28, 2003, $200,000.

     1.31. "Inventory" - shall have the meaning given to such term in the General Security Agreement.

     1.32. "Loan Documents" - shall mean this Agreement, the General Security Agreement, and all other documents and instruments to be delivered by Borrower or any other Person under this Agreement or in connection with the Loans or any other Indebtedness or Obligations of Borrower to Lender, as the same may be amended, modified or supplemented from time to time.

     1.33. "Loan Interest Rate" - shall mean, the per annum interest rate equal to the prime rate published in the "Money Rates" column of The Wall Street Journal from time to time or, in the event that The Wall Street Journal is not available at any time, such rate published in another publication as determined by Lender, plus 200 basis points.

     1.34. "Loans" - shall mean the loans and advances made by Lender under this Agreement, including all Advances and the Term Loans.

     1.35. "Lockbox" - shall mean the account established by Borrower pursuant to the lockbox agreement among Borrower, Lender and a financial institution with which Borrower maintains a depository account into which the proceeds of all Collateral are to be deposited.


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     1.36.  "Material  Adverse Effect" - shall mean any effect, as determined by
            Lender in its discretion, that could reasonably be expected to be materially adverse to (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower or any guarantor(s), if any taken as a whole; (b) Borrower's or any guarantor's, if any, ability to pay or perform the Obligations in accordance with their terms; (c) the value, collectability or salability of the Collateral or the perfection or priority of Lender's liens; (d) the validity or enforceability of this Agreement or any of the Loan Documents; or (e) the practical realization of the benefits, rights and remedies inuring to Lender under this Agreement or under the Loan Documents.

     1.37. "Maximum Facility" - shall mean $3,850,000.

     1.38. "Net Proceeds of Sale" - shall mean the gross purchase price of the Texas Real Property less the direct expenses of sale of the Texas Real Property.

     1.39. "Obligations" - shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now due or hereafter arising and howsoever acquired including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, consulting fees and expenses and any other sum chargeable to Borrower under this Agreement, the other Loan Documents or any other agreement with Lender.

     1.40. "Notice of Borrowing" - shall mean a borrowing request in a Record substantially in the form of Exhibit D attached hereto.

     1.41. "Person" - shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

     1.42. "Plan" - shall mean an employee benefit plan or other plan now or hereafter maintained for employees of Borrower or any subsidiary of Borrower and covered by Title IV of ERISA.

     1.43. "Property" - shall have the meaning given such term in the General Security Agreement.

     1.44. "Receivables" - shall have the meaning given to such term in the General Security Agreement.

     1.45. "Reconciliation Report" - shall mean a report in form satisfactory to Lender, reconciling Borrower's month-end Receivable agings, payable agings and Inventory listings to Borrower's monthly financial statements, and including bank reconciliations.

     1.46. "Record" - shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by Borrowers.

     1.47. "Remainder Success Fee" - shall mean 50% of the dollar amount equal to the excess of (a) the Net Proceeds of Sale over (b) $800,000.

     1.48. "Reportable Event" - shall have the meaning assigned to that term in Title IV of ERISA.

     1.49. "Revolving Loan" - shall mean the Advances to be made by Lender to Borrower pursuant to Section 2.1 of this Agreement, and all interest thereon and all fees, costs and expenses payable by Borrower in connection therewith.

     1.50. "Revolving Note" - shall mean, the promissory note substantially in the form annexed hereto as Exhibit A, to be given by Borrower to Lender to evidence the Revolving Loan.

     1.51. "Second Contract Year" - means the period from January __, 2004 Agreement to but not including January __, 2005.

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     1.52.  "Solvent"  - shall  mean when used with  respect to  Borrower,  that
            Borrower, after giving effect to this Agreement and the concurrent closing of a $2.3 million term loan from Suntrust Bank, (i) will be able to pay all of its Indebtedness as such Indebtedness matures, and (ii) will have sufficient working capital to carry on its then existing business.

     1.53. "Term Loans" - shall mean collectively the term loans made by Lender pursuant to the terms of this Agreement as forth in Section 2.2 below.

     1.54. "Termination Date" - shall mean the earlier of the date which is 3 years from the date hereof, or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement.

     1.55. "Termination Notice" - as defined in Section 3.6 of this Agreement.

     1.56. "Texas Real Property" - shall mean the real property of Borrower located in Edinburgh, Texas.

     1.57. "Third Contract Year" - shall mean the period from January 15, 2005 Agreement to but not including January 15, 2006.

     1.58. "Total Facility" - shall mean $5,000,000.

     1.59. "UCC" - means the Uniform Commercial Code as in effect from time to time.


2.             THE LOANS.

     2.1. Advances of the Revolving Loan.- Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default exists, Lender shall lend to Borrower on its request, a sum ("Borrowing Capacity") equal to the lesser of: (a) the Maximum Facility, or (b) the sum of (i) up 85 % of the net face amount of Borrower's Eligible Receivables and (ii) the lesser of $750,000 or 25% of the Value of Borrower's Eligible Inventory, but the amount computed under this clause (ii) shall in no event exceed 40% of the sum of the amounts computed pursuant to clause 2.1(b). Value shall mean the lesser of cost or the fair market value of such Inventory. Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrower may borrow, repay and reborrow Advances.

     2.2. Term Loans.- Lender shall make a loan to the Borrower on the date hereof in the amount of $600,000 ("Equipment Loan"). The Equipment Loan shall be payable in accordance with the terms of a term note attached hereto as Exhibit B-1. Lender shall also make a loan to Borrower on the date hereof in the amount of $550,000 ("Real Estate Loan"). The Real Estate Loan shall be payable in accordance with the terms of a term note attached hereto as Exhibit B-2.

     2.3. Overline. - Borrower acknowledges that Lender has advised Borrower that Lender does not intend to permit Borrower to receive Advances at any time in an outstanding principal amount exceeding either the Borrowing Capacity or the Maximum Facility; however, it is agreed that should the outstanding principal balance of Advances exceed either then, all such Obligations shall (a) constitute Obligations under this Agreement, (b) be entitled to the benefit of all security and protection under this Agreement and the other Loan Documents,
(c) be secured by the Collateral and (d) be payable immediately without notice or demand by Lender.

     2.4. Reserves. - The Borrowing Capacity shall be subject to such reserves as Lender shall deem necessary and proper in Lender's discretion. Reserves may be established by Lender from time to time in such manner (including reduction of the advance rates set forth in Subsection 2.1(b) above) and for such reasons as Lender may determine from time to time in Lender's reasonable discretion. In addition, Lender may establish a reserve against the Borrowing Capacity to mitigate risk if there is a material deterioration in the ratio of the net auction value of Borrower's equipment to the balance of the Equipment Loan (as defined in Section 2.2 hereof), as determined based on an updated appraisal obtained by Lender. Payments, deposits, guaranties or indemnifications made by Lender under any reimbursement agreement, guaranty or similar instrument made in respect of any such instrument may be treated by Lender as Advances to Borrower under this Agreement.

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     2.5.  Manner of  Borrowing.  - (a)  Revolving  Loan.  Each Advance shall be
requested  in  an   Authenticated   Record  sent  via  facsimile  or  electronic
transmission including, without limitation, via e-mail by a Notice of Borrowing executed by an authorized officer of Borrower, not later than 12:00 p.m. Eastern Time on any Banking Day on which an Advance is requested. Provided that Borrower shall have satisfied all conditions precedent set forth in this Agreement, including the reaffirmation of the representations and warranties and covenants as required under Article 10 of this Agreement, and Borrower shall have sufficient Borrowing Capacity to permit an Advance under this Agreement in accordance with Section 2.1 of this Agreement, Lender shall make the Advance to Borrower in the amount requested in the Record by Borrower in immediately available funds for credit to any account of Borrower (other than a payroll account) at a bank in the United States of America as Borrower may specify (provided, however, that Borrower shall pay Lender its usual and customary fees for such transfer). Lender shall not be responsible for any failure of any amount so transferred to be credited to any such account, unless such failure is due to Lender's gross negligence or willful misconduct. (b) Term Loans. The Term Loans shall be advanced in a single advance on the date of this Agreement.

     2.6. Evidence of Borrower's Obligations. - Borrower's obligation to pay the principal of, and interest on, the Advances made to Borrower shall be evidenced by the Revolving Note executed by Borrower and delivered to Lender.

     2.7. Payments. - All payments with respect to the Obligations shall either be charged by Lender to Borrower's account, charged as an Advance or made by Borrower to Lender in U.S. currency and without any defense, offset or counterclaim of any kind, at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580, or to such other address as Lender shall specify, by 12:00 noon New York, New York time on the date when due. Whenever any payment to be made shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in computing interest in connection with any such payment. Lender may make an Advance to reimburse itself for any payments on the Obligations (including fees and expenses payable by Borrower), which are not paid when due, without notice or demand to Borrower. Any delay or failure by Lender submitting any invoice for such interest or fee or in the making of an Advance against the Re volving Loan shall not discharge or relieve Borrower of its obligation to make such interest or fee payment.

     2.8. Collections/Balance/Statements/etc. (a) Collection and Remittance. (i) Borrower covenants and agrees to open a Lockbox over which Lender shall have the sole power of withdrawal. (ii) All proceeds of Collateral whether cash, checks, drafts, notes, acceptances or other forms of payment, if received by Borrower, shall be received by Borrower in trust for Lender, and Borrower agrees to deliver or cause to be delivered, such payments forthwith, in the identical form in which received, to Lender or to the Lockbox, as Lender shall require from time to time. (iii) Collected funds in the Lockbox shall be swept daily and the proceeds deposited to an account of Lender or Borrower as Lender shall elect.
(b) Determination of balance of Loans. In determining the outstanding balance of the Loans, (i) available funds received from the Lockbox in the Lender's account at Fleet Bank, Account Name: Keltic Financial Partners, LP; Account No. 9428395446, ABA #011 900 571 (or such other account as Lender may direct from time to time), before 2 p.m. Eastern Time of a Banking Day will be applied on that Banking Day, and if after 2:00 p.m., on the next Banking Day, as follows:
(A) First, to unpaid interest, (B) second to unpaid fees and expenses; (C) third to the outstanding principal balance of the Revolving Loan, and (D) fourth to all other Obligations then due and payable in such order as Lender shall elect;
(ii) any other form of funds received by Lender will be credited on the Banking Day when Lender has received notification that such funds are collected and available to Lender if before 2 p.m. (Eastern Time), and thereafter on the following Banking Day; (iii) all credits shall be condition al upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Loans whether or not the item is returned; and
(iv) for the purpose of computing interest on the Loans and other Obligations, interest shall continue to accrue on the amount of any payment applied to Borrower's Loans by Lender, during the First Contract Year, for a period of 3 Banking Days after the date so credited, during the Second Contract Year, for a period 2 Banking Days after the date so credited, and during the Third Contract Year, for a period of 1 Banking Day after the date so credited

     2.9. Payment on Termination Date. - Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon and all fees and other amounts payable under this Agreement and the Loan Documents, shall be due and payable in full, on the Termination Date.

3.      LENDER'S  COMPENSATION.

     3.1. Interest on Loans. - Borrower shall pay interest monthly, in arrears, on the first day of each month, commencing January 1, 2003 on the average daily unpaid principal amount of the Revolving Loan, and on the principal balance of the Term Loans, at a fluctuating rate which is equal to the Loan Interest Rate. Notwithstanding the foregoing, on and after the occurrence of a Default or Event of Default, Borrower shall pay interest on the Loans at a rate which is 3.5% per annum above the Loan Interest Rate; provided, however, in no event shall any interest to be paid under this Agreement or under any Loan Document exceed the maximum rate permitted by law.

     3.2. Commitment and Closing Fee. - Borrower shall have paid to Lender on or before the date of this Agreement $95,500 as a commitment and closing fee, and shall pay to Lender on the date 6 months following the date of this Agreement an additional closing and commitment fee of $25,000.

     3.3. Facility Fee. - Borrower shall pay to Lender monthly, in arrears, on the first day of each month a facility fee in an amount equal to 1 % per annum of the Total Facility, which facility fee is deemed earned in full for each year on the date hereof and on each anniversary hereof.

     3.4. Collateral Management Fee. - Borrower shall pay to Lender monthly, in arrears, on the first day of each month, a collateral management fee in an amount of $1,500.

     3.5. Field Examination Fees. - Borrower shall promptly reimburse Lender for all costs and expenses associated with periodic field examinations and fixed asset appraisals performed by Lender and its agents, as deemed necessary by Lender; provided, however, the cost of field examinations for which Borrower is responsible shall not exceed in any one year $12,000 so long as an Event of Default has not occurred.

     3.6. Liquidated Damages. - If Borrower prepays the principal of the Revolving Loan to Borrower (other than from time to time from working capital) or if the outstanding Obligations become due prior to the Termination Date because of a payment default or other material default by Borrower, Borrower shall pay to Lender at the time of such prepayment, liquidated damages in an amount equal to: (a) 5% of the Total Facility less $550,000 ("Adjusted Total Facility") if the prepayment is made during the First Contract Year; (b) 4% of the Adjusted Total Facility if the prepayment is made during the Second Contract Year; and (c) 2% of the Adjusted Total Facility if the prepayment is made during the Third Contract Year. Borrower shall give Lender at least ninety (90) days' advance written notice ("Termination Notice") of Borrower's election to terminate the availability of Revolving Loans under this Agreement prior to the Termination Date. The Termination Notice shall be irrevocable and shall specify the effective date of such termination, which effective date shall not be less than ninety (90) days after the giving of the Termination Notice and shall be in no event later than the Termination Date. After the Termination Date, Lender shall have no obligation to make any Advance(s) to Borrower.

     3.7. Success Fee. - (a) Lender has earned and is entitled to the Initial Success Fee on the date of this Agreement. Borrower's obligation to pay the Initial Success Fee shall be evidenced by a promissory note in form of Exhibit C ("Success Note"). The Success Note shall provide for interest on the unpaid principal amount of the Initial Success Fee at a rate per annum of 5%, and for payment of principal and accrued interest in installments as follows: (i) at the time Borrower's annual financial statements and compliance certificate are delivered to Lender for fiscal year ending September 30, 2003, but in any event on or before December 31, 2003 , the lesser of (A) Excess Cash Flow for the Borrower's Fiscal Year ending September 30, 2003 and (B) 1/3 of the Initial Success Fee; plus all accrued and unpaid interest; (ii) at the time Borrower's annual financial statements and compliance certificate are delivered to Lender for fiscal year ending September 30, 2004, but in any event on or before December 31, 2004, the lesser of (A) Excess Cash Flow for the Borrower's Fiscal Year ending September 30, 2004 and (B) 2/3 of the Initial Success Fee (less the amount of any installment paid to Lender pursuant to Section 3.7 (i)), plus all accrued and unpaid interest; and (iii) on the Termination Date or early termination of the Facility by Borrower under Section 3.6 above, the unpaid balance of the Initial Success Fee, plus any accrued and unpaid interest. (b) Borrower shall pay to Lender the Remainder Success Fee upon sale of the Texas Real Property, but no Remainder Success Fee shall be payable if the Texas Real Property is sold on or before February 28, 2003.

     3.8. Computation of Interest and Fees. - All interest and fees under this Agreement shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

 4. APPLICATION OF PROCEEDS. - The proceeds of the Advances shall be used solely by Borrower to repay existing indebtedness incurred by Borrower, or for working capital needed in the normal operation of Borrower's business.

5. INDUCING REPRESENTATIONS. - In order to induce Lender to make the Loans, Borrower makes the following representations and warranties to
Lender:

     5.1. Organization and Qualifications. - Borrower is a corporation duly organized and existing under the laws of the State of Delaware. Borrower's tax identification number is 13-3458955 and its organizational identification number is 2158409 (not issued in New York State). Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified.

     5.2. Name and Address. - During the preceding five (5) years, Borrower has not been known by nor has used any other name whether corporate, fictitious or otherwise, except as set forth on Schedule 5.2 attached hereto. Borrower's office is at the address set forth above.

     5.3. Structure. - Borrower has no subsidiaries or Affiliates, except as set forth on Schedule 5.3 attached hereto, and the subsidiaries which are disclosed are inactive and conduct no business.

     5.4. Legally Enforceable Agreement. - The execution, delivery and performance of this Agreement, each and all of the other Loan Documents and each and all other instruments and documents to be delivered by Borrower or its Affiliates under this Agreement and the creation of all liens and security interests provided for herein are within Borrower's corporate power, have been duly authorized by all necessary or proper corporate action (including the consent of shareholders where required), are not in contravention of any agreement or indenture to which Borrower is a party or by which it is bound, or of the Certificate of Incorporation or By-Laws of Borrower, and are not in contravention of any provision of law and the same do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a copy thereof furnished to Lender.

     5.5. Solvent Financial Condition. - Borrower is Solvent.

     5.6. Financial Statements. - The internally prepared financial statements of Borrower for and as of the fiscal year ending September 30, 2002 and the internally prepared interim financial statements for the two-month period ending and as of November 30, 2002, copies of which have been delivered to Lender, fairly present Borrower's and its consolidated subsidiaries' financial condition and results of operations as relevant and as of such dates and there have been no changes since such dates. Except as disclosed on Schedule 5.6, Borrower and its consolidated subsidiaries have no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments which were not disclosed in such financial statements or the notes thereto.

     5.7. Joint Ventures. - Borrower is not engaged in any joint venture or partnership with any other Person.

     5.8. Real Estate. - Attached hereto as Schedule 5.8 is a list showing all real property owned or leased by Borrower, and if leased, the correct name and address of the landlord and the date and term of the applicable lease.

     5.9. Patents, Trademarks, Copyrights and Licenses. - Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without, to the best of its knowledge, any conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 5.9 attached hereto, if any.

     5.10. Intentionally Omitted.

     5.11. Investment Company Act: Federal Reserve Board Regulations. - Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss. 80(a)(1), et seq.). The making of the Loans under this Agreement by Lender, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of such Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated under this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purcH a sing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulations T or X of the Federal Reserve Board. Borrower will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     5.12. Tax Returns. - Borrower and the guarantor(s), if any, have filed all tax returns (Federal, state or local) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrower or any guarantor(s), if any, by any taxing authority nor has any penalty or deficiency been made by any such authority. To the best of Borrower's knowledge, no Federal income tax return of Borrower or any guarantor, if any, is presently being examined by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any State or local tax authority being contested by Borrower or any guarantor, if any.

     5.13. Litigation. - Except as disclosed in Schedule 5.13, no action or proceeding is now pending or, to the knowledge of Borrower, is threatened against Borrower or any guarantor, if any, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and neither Borrower nor any guarantor, if any, has accepted liability for any such action or proceeding. There is no proceeding pending before any governmental agency (Federal, state or local) and, to the best of Borrower's knowledge, no investigation has been commenced before any such governmental agency the effect of which, if adversely decided, would or could, have a Material Adverse Effect.

     5.14. Receivables Locations. - Annexed hereto as Schedule 5.14 is a list showing all places at which Borrower maintains, or will maintain, records relating to Receivables.

     5.15. Inventory Locations. - Annexed hereto as Schedule 5.15 is a list showing all places where Borrower maintains, or will maintain, Inventory. Such list indicates whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party.

     5.16. Equipment List and Locations. - Annexed hereto as Schedule 5.16 is a list showing all of Borrower's equipment, and describing the places where the same is located. Such list indicates whether such premises are owned or leased by Borrower or whether the premises are the premises of another third party, and if leased, the name and address of such third party.

     5.17. Title/ Liens. - Borrower has good and marketable title to the Collateral as sole owner thereof. There are no existing liens on any Property of Borrower, except for liens in favor of Lender and liens described in Schedule
5.17. Except as set forth on Schedule 5.17, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

     5.18. Existing Indebtedness. - Borrower has no existing Indebtedness except the Indebtedness described in Schedule 5.18.

     5.19. ERISA Matters. - The Borrower has no Plans, has no liability to the Pension Benefit Guaranty Corporation and has not engaged in any transaction which would subject Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

     5.20. O.S.H.A. - To the best of Borrower's knowledge, Borrower, its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules. There are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules.

     5.21. Environmental Matters. - Except as disclosed in Schedule 5.21, in the Phase I and Phase II environmental site assessments relating to 105 Norton Street, Newark, New York and in a Phase I environmental site assessment relating to 1920 Southeast Industrial Drive, Edinburg, Texas, true, complete and correct copies of which has been delivered to Lender, and to the best of its knowledge,
(a) No Property owned or used by Borrower is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes"; (b) Borrower is in material compliance with all applicable Environmental Laws; (c) there has been no contamination or release of hazardous substances at, upon, under or within any Property owned or leased by Borrower, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other Property that has migrated or threatens to migrate to any Property owned or leased by Borrower; (d) there are not now and never have been above-ground or underground storage tanks at any Property owned or leased by Borrower; (e) there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violativ e of any applicable Environmental Law, at any Property owned or leased by Borrower; (f) no hazardous substances are present at any Property owned or leased by Borrower, nor will any hazardous substances be present upon any such Property or in the operation thereof by Borrower; (g) all permits and authorizations required under Environmental Laws for all operations of Borrower have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (h) there are no pending or threatened environmental claims against Borrower or any Property owned or leased by Borrower; and there is no condition or occurrence on any Property owned or leased by Borrower that could be anticipated (1) to form the basis of an environmental claim against Borrower or its properties or (2) to cause any Property owned or leased by Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (i) no portion of any Property owned or leased by Borrower contains asbestos-containing material that is or threatens to become friable; (j)] the representations and warranties set forth in this Section 5.21 shall survive repayment of the Obligations and the termination of this Agreement and the other Loan Documents.

     5.22. Labor Disputes. - There are no pending or, to Borrower's knowledge, threatened labor disputes which could have a Material Adverse Effect.

     5.23. Intellectual Property. - Borrower is the owner of or possesses the right to use all necessary patents, trademarks, service marks, copyrights and other intellectual property necessary or useful in the operation of its business, in each case free of any claims or infringements.

5.24. Location of Banking and Securities  Accounts.  -
Annexed hereto as Schedule 5.24 hereto sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrower (collectively, "Bank Accounts"), together with a description thereof.

     5.25. Compliance With Laws. - Except as disclosed on Schedule 5.25, to the best of Borrower's knowledge, Borrower is in compliance with all Federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of properties or the conduct of its business.

     5.26. No Other Violations. - Except as disclosed on Schedule 5.26, Borrower is not in violation of any term of its Certificate of Incorporation or By-laws and no event or condition has occurred or is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, any agreement, undertaking or instrument to which Borrower is a party or by which it or any of its Property may be affected, or (b) the imposition of any lien on any Property of Borrower.

     5.27. Survival of Representations and Warranties. - Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or in any other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and Lender's right to bring an action for breach of any such representation or warranty or to exercise any remedy under this Agreement based upon the breach of such representation or warranty shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto until the Obligations are finally and irrevocably paid in full.


6. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER. - So long as Borrower shall have any Obligations to Lender under this Agreement, Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

     6.1. Borrowing Base Certificate. - Weekly (on or before Tuesday of each week as of the preceding week end), and monthly (within two (2) days after the end of each month) and contemporaneously with each request for an Advance, a satisfactorily completed and executed Borrowing Base Certificate in the form attached as Exhibit E hereto.

     6.2. Monthly Reports. - Within twenty (20) days after the end of each month, an accounts receivable aging, accounts payable aging, an inventory listing, a collateral update certificate, and a Reconciliation Report of Borrower for such month, all in form satisfactory to Lender, prepared by Borrower and if Lender so requests, customer statements, sales journals, cash receipts journals and detailed sales credit reports.

     6.3. Annual Financial Statements. - Within ninety (90) days after the close of each Fiscal Year of Borrower, a copy of a unqualified audited annual financial statements of Borrower prepared by an independent certified public accountant consisting of a balance sheet, statements of operations and retained earnings and accompanying footnotes, statements of cash flow, reasonably acceptable to Lender.

     6.4. Monthly Financial Statements. - Within thirty (30) days after the end of each month of Borrower, financial statements consisting of a balance sheet, statements of operations and retained earnings and statements of cash flow, prepared by management of Borrower in accordance with GAAP, together with a compliance certificate in the form attached as Exhibit F hereto.


     6.5. Projections. - Within thirty (30) days prior to the end of each Fiscal Year of Borrower, monthly financial projections for the next fiscal year in form satisfactory to Lender.

     6.6. Customer Lists. - Semiannually, a list of all of Borrower's customers and vendors, including the addresses, and telephone and facsimile numbers of such customers and vendors which lists shall be delivered within thirty (30) days of the end of the second fiscal quarter of each Fiscal Year and each Fiscal Year end.

     6.7. Insurance. - Annually, within thirty (30) days of the renewal date of such insurance policy, evidence of insurance in form and content satisfactory to Lender and otherwise in compliance with Section 8.6 of this Agreement, together with the original insurance policy.

     6.8. Notice of Event of Default and Adverse Business Developments. - Immediately after becoming aware of the existence of a Default or an Event of Default or after becoming aware of any developments or other information which is likely to materially, adversely affect Borrower's properties, business, prospects, profits or condition (financial or otherwise) or its ability to perform its obligation under this Agreement or any other Loan Documents, including, without limitation, the following: (a) any material dispute that may arise between Borrower and any governmental regulatory body or law enforcement authority, including any action relating to any tax liability of Borrower or guarantor if any; (b) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower; (c) any proposal by any public authority to acquire the assets or business of Borrower; (d) the location of any Collateral other than at Borrower's place of business or as permitted under this Agreement; (e) any proposed or actual change of Borrower's name, identity, state of organization or corporate structure; or (f) any other matter which has resulted or may result in a Material Adverse Effect. (g) In each case, Borrower will provide Lender with telephonic notice followed by notice in a Record specifying and describing the nature of such Default, Event of Default or development or information, and such anticipated effect.

     6.9. Other Information. - Such other information respecting the financial condition of Borrower or any guarantor, if any, or any Property of Borrower in which Lender may have a lien as Lender may, from time to time, request. Borrower authorizes Lender to communicate directly with Borrower's independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other information of any kind that they may have with respect to Borrower and its business and financial and other affairs. Lender shall treat information so obtained as confidential. On or before the date of this Agreement, Borrower shall deliver to Lender a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.9, which letter shall be acknowledged by such accountants.

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7.  ACCOUNTING.  - Lender may account  monthly to Borrower.  Each and every account shall be deemed final, binding and conclusive upon Borrower in all respects, as to all matters reflected therein, unless Borrower, within forty-five (45) days after the date the account was rendered, delivers to Lender notice in a Record of any objections which Borrower may have to any such account and in that event only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. If Borrower disputes the correctness of any statement, Borrower's notice shall specify in detail the particulars of its basis for contending that such statement is incorrect.

8. AFFIRMATIVE COVENANTS. - Borrower represents and warrants that, so long as it shall have any Obligations to Lender under this Agreement, Borrower will:

     8.1. Business and Existence. - Preserve and maintain Borrower's separate existence and rights, privileges and franchises.

     8.2. Trade Names. - Transact business in Borrower's own name and invoice all of Borrower's receivables in Borrower's own name.

     8.3.   Transactions  with  Affiliates.   -  Whenever  Borrower  engages  in
transactions with any of Borrower's Affiliates, conduct the same on an arms-length basis or other basis more favorable to Borrower.

     8.4. Taxes. - Pay and discharge all taxes, assessments, government charges and levies imposed upon Borrower, Borrower's income or Borrower's profits or upon any Property belonging to Borrower prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings being diligently conducted.

     8.5. Compliance with Laws. - Comply with all Governmental Rules applicable to Borrower including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes.

     8.6. Maintain Properties: Insurance. - Safeguard and protect all Property used in the conduct of Borrower's business and keep all of Borrower's Property insured with insurance companies licensed to do business in the states where the Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time request, in amounts reasonably satisfactory to Lender. Borrower shall deliver the policy or policies of such insurance or certificates of insurance to Lender containing endorsements in form satisfactory to Lender naming Lender as lender loss payee and additional insured and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) days' prior written notice to Lender. All insurance proceeds received by Lender shall be retained by Lender for application to the payment of such the Revolving Loan, and then to such other Obligations then due and payable, as Lender may determine in Lender's discretion. Borrower shall promptly notify Lender of any event or occurrence causing a loss or decline in the value of Property insured or the existence of an event justifying a claim under any insurance and the estimated amount thereof.

     8.7. Business Records. - Keep adequate records and books of account with respect to Borrower's business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrower; and Borrower shall maintain all of its Bank Accounts as set forth on Schedule 5.24 of this Agreement.

     8.8. Litigation. - Give Lender prompt notice of any suit at law or in equity against Borrower involving a claim for damages, money or property valued in excess of $100,000, except where the same is fully covered by insurance and the insurer has accepted liability therefor in writing.

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     8.9.  Damage  or  Destruction  of  Collateral.  -  Maintain  or cause to be maintained the Collateral and all its Properties in reasonably good condition and repair at all times, preserve the Collateral and all its other Properties from loss, damage, or destruction of any nature whatsoever and provide Lender with prompt notice in a Record of any destruction or substantial damage to any Collateral subject to Lender's security interest and of the occurrence of any condition or event which has caused, or may cause, loss or depreciation in the value of any Collateral.

     8.10. Name Change. - Provide Lender with not fewer than thirty (30) days notice in an Authenticated Record prior to any proposed change of name or the creation of any subsidiary.

     8.11. Access to Books and Records. - Provide Lender with such reports and with such access to Borrower's books and records and permit Lender to copy and inspect such reports and books and records all as Lender deems necessary or desirable to enable Lender to monitor the credit facilities extended hereby. Lender may examine and inspect the Inventory, equipment or other Collateral and may examine, inspect and copy all books and records with respect thereto at any time during Borrower's normal business hours. Borrower shall maintain full, accurate and complete records respecting Inventory, including a perpetual inventory, and all other Collateral at all times. Borrower will pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to the Inventory, equipment or other Collateral or any part thereof.

     8.12. Solvent. - Continue to be Solvent.

     8.13. Compliance With Environmental Laws. - Comply with all applicable Environmental Laws.

     8.14. Compliance with ERISA and other Employment Laws. - Comply with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

     8.15. Proceeds of Collateral. - Forthwith upon receipt, pay to Lender the proceeds of all Collateral, whereupon such proceeds shall be applied to the Obligations in such order and manner as shall be determined in the discretion of Lender.

     8.16. Delivery of Documents. - Notify Lender if any proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, and if required by Lender, immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.


9. NEGATIVE COVENANTS. - So long as Borrower shall have any Obligation to Lender under this Agreement and unless Lender has first consented thereto in an Authenticated Record, Borrower shall not:

     9.1. Indebtedness. - Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except (i) Obligations to Lender, (ii) trade debt incurred in the ordinary course of Borrower's business; (iii) purchase money financing and equipment leases not to exceed $100,000 in any Fiscal Year; and (iv) Indebtedness described on Schedule 5.18.

     9.2. Mergers; Consolidations; Acquisitions. - (Enter into any merger, consolidation, reorganization or recapitalization with any other Person; take any steps in contemplation of dissolution or liquidation; conduct any part of its business through any corporate subsidiary, unincorporated association or other Person; acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise; or acquire all or any substantial part of the properties of any Person) provided, however, that Lender shall not unreasonably withhold its consent to any merger, consolidation or acquisition.

     9.3. Sale or Disposition. - Sell or dispose of all or any Properties or grant any Person an option to acquire any such Property; provided, however, that the foregoing shall not prohibit sales of Inventory in the ordinary course of Borrower's business and provided, further, however, Lender shall not unreasonably withhold its consent to any such other sale or disposition.

9.4.  Defaults.  - Permit any  landlord,  mortgagee,  trustee under deed of trust or lienholder to declare a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower, which default remains uncured after any stated cure period or for a period in excess of thirty (30) days from its occurrence, whichever is less, unless such default is being contested by Borrower in good faith by appropriate proceedings being diligently conducted.
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     9.5.  Limitations  on Liens.  - Suffer any lien,  encumbrance,  mortgage or security  interest  on any of its  property,  except  such  liens as  appear  on
Schedule 5.17 attached hereto, if any.

     9.6. Dividends and Distributions. - Pay any cash dividends, make any capital distribution in cash or other Property or return of capital, or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing.

     9.7. Borrower's Name and Offices. - Transfer Borrower's chief executive office or change its organizational name or office where it maintains its records (including computer printouts and programs) with respect to Receivables or any other Collateral, except with Lender's prior consent in an Authenticated Record.

     9.8. Fiscal Year. - Change its Fiscal Year.

     9.9. Change of Control/Management. - Allow, without the prior written consent of Lender, not to be unreasonably withheld, a change in the ownership structure of Borrower, or have a Chairman other than W. Barry Gilbert or a Controller other than Kevin Monacelli.

     9.10. Guaranties; Contingent Liabilities. - Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in its ordinary course of business as currently conducted.

     9.11. Removal of Collateral. - Remove, or cause or permit to be removed, any of the Collateral or other Property from the premises where such Collateral or Property is currently located and as set forth on Schedule 5.14, 5.15 or 5.16 of this Agreement, except for sales of Inventory in the ordinary course of business.


     9.12. Transfer of Notes or Accounts. - Sell, assign, transfer, discount or otherwise dispose of any Receivables or any promissory note or other instrument payable to it with or without recourse.

     9.13. Settlements. Compromise, - settle or adjust any claim relating to any of the Collateral, except for claims against insurers following casualty, and any compromise or settlement for $10,000 in any one case or $50,000 for all such compromises and settlements in the aggregate.


     9.14. Change of Business. - Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

     9.15. Change of Accounting Practices. - Change its present accounting principles or practices in any respect, except, upon notice to Lender in a Record, as may be required by changes in GAAP.

     9.16. Inconsistent Agreement. - Enter into any agreement containing any provision which would be violated by the performance of Borrower's Obligations or other obligations under this Agreement or any other Loan Document.

     9.17. Loan or Advances. - Make any loans or advances to any Person, except for loans and advances not exceeding $25,000 in the aggregate, and in no event shall Borrower make any advance or transfer any asset to any of Borrower's subsidiaries or Affiliates.

     9.18. Investments. - Make any investment in any Person including, without limitation, in any Affiliates or form any Affiliates or subsidiaries not existing on the date hereof.

     9.19. Fixed Charge Coverage Ratio. - Permit Borrower's Fixed Charge Coverage Ratio for the fiscal quarter ending June 30, 2003 and each fiscal quarter thereafter to be less than 1.00 to 1.00.

     9.20. Capital Expenditures. - Make or agree to make Capital Expenditures in an amount which exceeds $500,000 for each fiscal year, beginning with fiscal year ending September 30, 2003.

     9.21. EBITDA. - Permit Borrower's EBITDA to be less than $450,000 for each fiscal quarter, calculated for each quarter on an individual, non-cumulative basis, beginning with the fiscal quarter ending March 31, 2003.

     9.22. Vendor Settlements. - Fail to provide Lender on or before February 28, 2003 with written, final documentation of all vendor settlements shown as "accepted" on the Trade Summary and back-up schedule delivered by Borrower to Lender, which documentation shall evidence settlements consistent with the terms represented by Borrower to have been accepted by such vendors in such Trade Summary, back-up schedule or other supporting documentation provided by Borrower to Lender on or before the date of this Agreement.

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10.  CONDITIONS TO ADVANCES.

     10.1. Lender's Right to Take Certain Actions. - Lender's obligation to make any Advance is subject to the condition that, as of the date of the Advance, no Default or Event of Default shall have occurred and be continuing and that the matters set forth in Section 5 of this Agreement and the representations and covenants set forth in the other Loan Documents continue to be true and complete. Borrower's acceptance of each Advance under this Agreement shall constitute a confirmation, as of the date of the Advance, of the matters set forth in Section 5 of this Agreement, of the representations and covenants set forth in the other Loan Documents, and that no Default or Event of Default then exists. If requested by Lender, Borrower shall further confirm such matters by delivery of a Record dated the day of the Advance and signed by an authorized officer of Borrower.

11. TERM. - Unless sooner terminated by Lender pursuant to the terms of this Agreement, the period during which the Revolving Loan shall be available shall initially be a period commencing on the date hereof and concluding on the Termination Date.

12. EVENTS OF DEFAULT.

     12.1. Defaults. - Upon the happening of any of the following events (individually, an "Event of Default;" collectively, "Events of Default"): (a) if Borrower shall fail to make any payment when due on any Obligation under this Agreement or any other Loan Document; or (b) if Borrower shall fail to comply with any term, condition, covenant, warranty or representation contained in Articles 6 or 9 of this Agreement; or (c) if Borrower shall fail to comply with any term, condition, covenant or warranty of or in this Agreement other than in Articles 6 or 9 of this Agreement, and such failure continues for a period in excess of ten (10) days after notice thereof is given by Lender to Borrower; or
(d) if Borrower shall fail to comply with any term, condition, covenant, warranty or representation contained in any of the other Loan Documents or any other agreement between Lender and Borrower (not otherwise constituting an Event of Default) and such failure continues for a period in excess of 10 days after notice given by Lender to Borrower; or (e) if Borrower shall cease to be Solvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if any case under any provision of the Bankruptcy Code including provisions for reorganizations, shall be commenced by or against Borrower or if a receiver, trustee or equivalent officer shall be appointed for all or any of the Properties of Borrower; or (f) if any statement or representation contained in any financial statement or certificate delivered by Borrower to Lender shall be false, in any respect, when made; or (g) if any federal or state tax lien is filed of record against Borrower or any guarantor(s), if any, and is not bonded or discharged within ten (10) days of filing; or (h) if Borrower's independent public accountants shall refuse to deliver any financial statement required by this Agreement; or (i) if a judgment for more than $50,000 shall be entered against Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within ten (10) days of entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability therefore in writing; or (j) if any obligation of Borrower in respect of any Indebtedness (other than Indebtedness to Lender) shall be declared to be or shall become due and payable prior to its stated maturity or such obligation shall not be paid as and when the same becomes due and payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of Indebtedness relating to any obligation of Borrower in respect of any such Indebtedness the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; or (k) Intentionally omitted. (l) upon the occurrence and continuance of any Material Adverse Effect, which in the sole and absolute opinion of
Lender, impairs Lender's security, increases Lender's risks; or impairs Borrower's ability to perform under this Agreement or under the other Loan Documents; or (m) upon the happening of any of the events described in Subsections 12.1 (d), (e), (f), (g), (h), (i) or (j) with respect to any guarantor, if any, or if any such guarantor purports to terminate its guaranty or upon the death of a guarantor, if any, that is a natural person, if any. Then, and in any such event, Lender may terminate this Agreement without prior notice or demand to Borrower or may demand payment in full of all Obligations (whether otherwise then payable on demand or not) without terminating this Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to Borrower, whether under this Agreement or otherwise.

     12.2. Obligations Immediately Due. - Upon the Termination Date for any reason, all of Borrower's Obligations to Lender including, but not limited to, the Loans shall immediately become due and payable without further notice or demand.


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     12.3.   Continuation  of  Security   Interests.   -   Notwithstanding   any
termination, until all Obligations of Borrower shall have been fully paid and satisfied, Lender shall retain all security in and title to all existing and
future  Receivables,   General  Intangibles,   Inventory,  Equipment,  Fixtures,
Investment Property, and other Collateral held by Lender under the General Security Agreement or under any other Loan Document and Borrower shall continue to assign Receivables and consign Inventory to Lender and continue to turn over all proceeds of Collateral to Lender.

13. REMEDIES OF LENDER. - Upon the occurrence of any Event of Default or upon any termination of this Agreement, then Lender shall have, in addition to all of its other rights under this Agreement all of the rights and remedies provided in the General Security Agreement.

14. GENERAL PROVISIONS.

     14.1. Rights Cumulative. - Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which Lender may have under any other agreement or instrument, by operation of law or otherwise.

     14.2. Successors and Assigns. - This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrower, to sell, assign, securitize or grant participation in all, or a portion of, Lender's interest in the Loans, to other financial institutions of the Lender's choice and on such terms as are acceptable to Lender in its discretion.

     14.3. Notice. - Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate: If to Lender: Keltic Financial Partners, LP Attn: John P. Reilly, Managing Partner 555 Theodore Fremd Avenue, Suite C-207 Rye, New York 10580 Fax: (914) 921-1154

With a copy to:

        Hodgson Russ LLP
        Attn: Victoria J. Saxon
        One M&T Plaza, Suite 2000
        Buffalo, New York 14203
        Fax: (716) 849-0349

If to Borrower:

        IEC Electronics Corp.
        Attn: W. Barry Gilbert
        105 Norton Street
        Newark, New York, NY 14513
        Fax:  (315) 331-4430

With a copy to:

        Boylan, Brown, Code, Vigdor & Wilson, LLP
        Attn:  Justin L. Vigdor
        2400 Chase Square
        Rochester, New York 14604
        Fax:  (585) 232-3528

     14.4. Strict Performance. - The failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Default or Event of Default by Borrower under this Agreement or any other Loan Document shall not suspend, waive or affect any other Default or Event of Default by Borrower under this Agreement or any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or a different type.

     14.5. Waiver. - Borrower waives presentment, protest, notice of dishonor and notice of protest upon any instrument on which it may be liable to Lender as maker, endorser, guarantor or otherwise.

     14.6. Construction of Agreement. - The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no prescription that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided mutually without regard to events of authorship or negotiation.

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     14.7.  Expenses.  If, at any time or times prior or  subsequent to the date hereof, regardless of whether or not a Default or an Event of Default then exists or any of the transactions contemplated under this Agreement are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses, or consulting fees and expenses, or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any other Loan Document, or any amendment of or modification of this Agreement or any other Loan Document; (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) periodic audits and appraisals performed by Lender; (D) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any other Loan Document or Borrower's affairs; (E) the perfect ion of any lien on the Collateral; (F) any attempt to enforce any rights or remedies of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any other Loan Document including, without limitation, the Account Debtors; or (G) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the actual attorneys' fees and expenses arising from such services and all expenses, costs, charges and other fees of such counsel of Lender or relating to any of the events or actions described in this Section 14.7 shall be payable by Borrower to Lender, and shall be additional Obligations under this Agreement secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including any intangibles tax, stamp tax or recording tax) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any other Loan Document, or the creation of any of the Obligations under this Agreement, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes including, but not limited to, any interest and penalties thereon, and will indemnify, defend and hold Lender harmless from and against any liability in connection therewith. Borrower shall also reimburse Lender for all other expenses incurred by Lender in connection with the transactions contemplated under this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, the Lockbox, wire charges, automatic clearing house fees and other similar costs and expenses.

     14.8. Reimbursements Charged to Revolving Loan. - With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of Section 14.7, it is hereby agreed that Lender may charge any such amount to Borrowers' Revolving Loan on the dates such reimbursement is made. Borrower's obligations under Section 14.7 shall survive termination of the other provisions of this Agreement.

     14.9. Waiver of Right to Jury Trial. - Borrower and Lender recognize that in matters related to the Loan and this Agreement, and as it may be subsequently modified and/or amended, any such party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). By execution of this Agreement, Lender and Borrower will give up their respective right to a trial by jury. Borrower and Lender each hereby expressly acknowledged that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with the Note and this Agreement. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY OR HEREBY, BEFORE OR AFTER MATURITY. CERTIFICATIONS. BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

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     14.10.  Indemnification  by Borrower/Waiver of Claims. - Except in the case of Lender's willful misconduct or gross negligence, Borrower hereby covenants and agrees to indemnify, defend (with counsel selected by Lender) and hold harmless Lender and its officers, partners, employees, consultants and agents from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, the actual fees and expenses of counsel) which may be incurred by or asserted against Lender or any such other Person in connection with: (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Loans, any of the other Loan Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; or (b) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or (c) the correctness, validity or genuineness of any instrument or document that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or (d) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement.

     14.11. Savings Clause for Indemnification. - To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 14.10 above may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 14.10.

     14.12. Waiver. - To the extent permitted by applicable law, no claim may be made by Borrower or any other Person against Lender or any of its Affiliates, partners, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, partners, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

     14.13. Entire Agreement; Amendments; Lender's Consent. - This Agreement (including the Exhibits and Schedules thereto) and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a Record Authenticated by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.14. Cross Default; Cross Collateral. - Borrower hereby agrees that (a) all other agreements between Borrower and Lender are hereby amended so that a Default or an Event of Default under this Agreement is a default under all such other agreements and a default under any one of the other agreements is a Default or an Event of Default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender and the Collateral pledged under any other agreement with Lender secures the Obligations under this Agreement.

     14.15. Execution in Counterparts. - This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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     14.16. Severability of Provisions. - Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of
such  prohibition  or  unenforceability   without   invalidating  the  remaining
provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.


     14.17. Table of Contents; Headings. - The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

     14.18. Exhibits and Schedules. - All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.
15. GOVERNING LAW; CONSENT TO JURISDICTION. A. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE SECURED REVOLVING NOTE DELIVERED PURSUANT THERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREIN, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE
PROVISIONS  FOR THE  CREATION,  PERFECTION,  AND  ENFORCEMENT  OF THE  LIENS AND
SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPER TY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE SECURED REVOLVING NOTE, AND THIS AGREEMENT AND THE SECURED REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. B. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER, ANY GUARANTOR OR OTHER PARTY TO THIS TRANSACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK, PURSUANT TO ss. 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND LENDER AND BORROWER WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER WAIVES PERSONAL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH SUIT, ACTION AND OTHER PROCEEDING (1) BY REGISTERED MAIL TO THE LAST ADDRESS OF BORROWER SHOWN IN THE RECORDS OF LENDER RELATING TO THIS AGREEMENT MAINTAINED BY LENDER WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETE FIVE DAYS AFTER THE MAILING THERE OF, OR (2) AS OTHERWISE PERMITTED BY LAW. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY. [Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.

        KELTIC FINANCIAL PARTNERS, LP
        By:   KELTIC FINANCIAL SERVICES LLC,
        its general partner

By:
        -------------------------
        Name:  John P. Reilly
        Title:    Managing Partner


        IEC ELECTRONICS CORP.

By:     ------------------------
        Name:  W. Barry Gilbert
        Title:    Chairman


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